SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2006

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02. Results of Operations and Financial Condition.

On May 12, 2006, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing its financial results for the first quarter ended March 31, 2006. A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            ADAMS RESOURCES & ENERGY, INC.

Date: May 12, 2006                                 By: /s/ Richard B. Abshire
                                            Richard B. Abshire
                                            Chief Financial Officer

                    Exhibit 99.1

ADAMS RESOURCES ANNOUNCES FIRST QUARTER EARNINGS

Houston (May 12, 2006)--Adams Resources & Energy, Inc. (AMEX-AE) announced first quarter 2006 unaudited net earnings of $3,644,000 or $.86 per common share on revenues of $488,028,000. This compares to unaudited first quarter 2005 net earnings of $2,851,000 or $.68 per common share.

Chairman and Chief Executive Officer, K.S. "Bud" Adams, Jr., attributed the earnings improvement to increased production sales volumes as well as increased prices within the Company’s oil and gas exploration and production operation. Relative to 2005, comparative first quarter of 2006 oil and gas production volumes, on an equivalent barrel basis, improved by 46 percent due to favorable results from the Company’s recent drilling efforts. Crude oil prices increased from an average of $46.88 per barrel during the first quarter of 2005 to $61.20 for the 2006 first quarter. Natural gas prices followed the same trend for the comparative quarters increasing from an average of $6.64 per mcf in 2005 to $8.55 per mcf in 2006.

A summary of operating results is as follows:

	First Quarter
	2006	2005

Operating Earnings
Marketing	$3,637,000	$3,940,000
Transportation	1,171,000	1,169,000
Oil and gas	2,805,000	1,515,000
General & administrative expenses	(2,116,000)	(2,152,000)
Interest, net	57,000	1,000
Income tax provision	(1,910,000)	(1,563,000)

Earnings from continuing operations	3,644,000	2,910,000

Loss from discontinued operation, net of tax	-	(59,000)

Net earnings	$3,644,000	$2,851,000

……………………………………………….

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated. Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between crude oil and natural gas contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, and (i) the availability of capital (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility and (q) successful completion of drilling activity. These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
(In thousands)

	March 31,	March 31,
	2006	2005

Revenues	$488,028	$527,643

Costs, expenses and other	(482,474)	(523,170)
Income tax provision	(1,910)	(1,563)

Earnings from continuing operations	3,644	2,910
Loss from discontinued operation, net of tax	-	(59)
Net earnings	$3,644	$2,851

Earnings (loss) per share:
From continuing operations	$.86	$.69
From discontinued operations	-	(.01)

Basic and diluted net earnings
per common share	$.86	$.68

Dividends per common share	$-	$-

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	March 31,	December 31,
	2006	2005

ASSETS
Cash	$24,811	$18,817
Other current assets	230,069	251,633
Total current assets	254,880	270,450

Net property & equipment	41,983	39,896
Other assets	2,300	2,316
	$299,163	$312,662

LIABILITIES AND EQUITY
Total current liabilities	$213,444	$231,129
Long-term debt	11,475	11,475
Deferred taxes and other	4,944	4,402
Shareholders’ equity	69,300	65,656
	$299,163	$312,662